Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of                   , 2021, by and among Aris Water Solutions, Inc., a Delaware corporation (the “Company”), Solaris Midstream Holdings, LLC, a Delaware limited liability company (“Solaris”), and each of the other parties listed on the signature pages hereto (the “Initial Holders” and, together with the Company, the “Parties”).

WHEREAS, in connection with, and in consideration of, the transactions contemplated by the Company’s Registration Statement on Form S-1 (File No. 333-259740), the Initial Holders have requested, and the Company has agreed to provide, registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the Parties hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” of any specified Person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, “control” of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“Blackout Period” has the meaning set forth in Section 3(o).

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday, any federal holiday or any other day on which banking institutions in the State of Texas or the State of New York are authorized or required to be closed by law or governmental action.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in the preamble.

“Company Securities” means any equity interest of any class or series in the Company.

“Demand Notice” has the meaning set forth in Section 2(b)(i).

“Demand Registration” has the meaning set forth in Section 2(b)(i).

“DRS Submission” means the confidential submission of a draft registration statement to the Commission.

“Effective Date” means the time and date that a Registration Statement is first declared effective by the Commission or otherwise becomes effective.

“Effectiveness Period” means, with respect to any Registration Statement filed under this Agreement, the time such Registration Statement is initially effective under the Securities Act until the time when no Registrable Securities are covered by such Registration Statement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Filing Deadline” means the Commission’s applicable filing deadline for the Company’s periodic reports under the Exchange Act (excluding any extension(s) under Rule 12b-25 of the Exchange Act).

“Holder” means (i) each Initial Holder unless and until such Initial Holder ceases to hold any Registrable Securities and (ii) any holder of Registrable Securities to whom registration rights conferred by this Agreement have been transferred in compliance with Section 8(e) hereof; provided that any Person referenced in clause (ii) shall be a Holder only if such Person agrees in writing to be bound by and subject to the terms set forth in this Agreement.

“Holder Indemnified Persons” has the meaning set forth in Section 6(a).

“Initial Holders” has the meaning set forth in the preamble.

“Initiating Holder” means the Holder delivering the Demand Notice or the Underwritten Offering Notice, as applicable.

“Lock-Up Period” has the meaning set forth in the underwriting agreement entered into by the Company in connection with the initial underwritten public offering of shares of Class A Common Stock.

“Long-Form Registration Statement” means a Form S-1 or any similar or successor long-form registration statement.

“Losses” has the meaning set forth in Section 6(a).

“Major Shareholders” means COG Operating LLC, Trilantic Capital Partners Associates V L.P, Trilantic Energy Partners Associates L.P. and Yorktown Energy Partners XI, L.P.

“Management Shareholder” means an executive officer (as defined in Rule 3b-7 under the Exchange Act) of the Company that hold Registrable Securities as of the date of the subject Underwritten Offering; provided that such individual(s) shall not be Management Shareholders if he or she is not an executive officer as of the date of the subject Underwritten Offering.

“Minimum Amount” has the meaning set forth in Section 2(b)(i).

“Non-Underwritten Block Trade” means any non-marketed non-underwritten offering taking the form of a block trade to a financial institution, “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or institutional “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act).

“Opt-Out Notice” has the meaning set forth in Section 2(g).

“Parties” has the meaning set forth in the preamble.

“Person” means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, estate, trust, government (or an agency or subdivision thereof) or other entity of any kind.

“Piggyback Registration” has the meaning set forth in Section 2(e)(i).

“Piggyback Registration Notice” has the meaning set forth in Section 2(e)(i).

“Piggyback Registration Request” has the meaning set forth in Section 2(e)(i).

“Proceeding” means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or, to the knowledge of the Company, to be threatened.

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means the Shares; provided, however, that Registrable Securities shall not include: (i) any Shares that have been registered under the Securities Act and disposed of pursuant to an effective Registration Statement or otherwise transferred to a Person who is not entitled to the registration and other rights hereunder; (ii) any Shares that have been sold or transferred by the Holder thereof pursuant to Rule 144 (or any similar provision then in force under the Securities Act) and the transferee thereof does not receive “restricted securities” as defined in Rule 144; and (iii) any Shares that cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise).

“Registration Expenses” has the meaning set forth in Section 5.

“Registration Statement” means a registration statement of the Company in the form required to register under the Securities Act and other applicable law the resale of the Registrable Securities in accordance with the intended plan of distribution of each Holder of Registrable Securities included therein, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Requested Underwritten Offering” has the meaning set forth in Section 2(d).

“Resale Shelf Registration Statement” has the meaning set forth in Section 2(a)(i).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act (or any successor rule then in effect).

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act (or any successor rule then in effect).

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act (or any successor rule then in effect).

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act (or any successor rule then in effect).

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder, subject to certain reimbursement for expenses of counsel under Section 5.

“Shares” means (i) the shares of Class A Common Stock held by the Holders as of the date hereof, including the shares of Class A Common Stock that may be delivered in exchange for Units, and (ii) and any other equity interests of the Company or equity interests in any successor of the Company issued in respect of such shares by reason of or in connection with any stock dividend, stock split, combination, reorganization, recapitalization, conversion to another type of entity or similar event involving a change in the capital structure of the Company. For purposes of this Agreement, a Person shall be deemed to be a holder of Shares and such Shares shall be deemed to be in existence whenever such Person has the right to acquire such Shares (upon conversion, exchange or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right other than vesting), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Shares.

“Shelf Offering” has the meaning set forth in Section 2(c)(i).

“Shelf Registration Statement” means a Registration Statement of the Company filed with the Commission on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 (or any similar rule that may be adopted by the Commission) covering the Registrable Securities, including the Resale Shelf Registration Statement.

“Short-Form Registration Statement” means any Form S-3 or any similar or successor short-form Registration Statement.

“Solaris” has the meaning set forth in the preamble.

“Solaris LLC Agreement” means the Fourth Amended and Restated Limited Liability Company Agreement of Solaris Midstream Holdings, LLC, dated as of               , 2021.

“Suspension Period” has the meaning set forth in Section 8(b).

“Take-down Notice” has the meaning set forth in Section 2(c)(i).

“Trading Market” means the principal national securities exchange on which Registrable Securities are listed.

“Underwritten Offering” means an underwritten offering of Class A Common Stock for cash (whether a Requested Underwritten Offering or in connection with a public offering of Class A Common Stock by the Company, stockholders or both), excluding an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4 or S-8 or an offering on any registration statement form that does not permit secondary sales.

“Underwritten Offering Notice” has the meaning set forth in Section 2(d).

“Underwritten Offering Piggyback Notice” has the meaning set forth in Section 2(e)(ii).

“Underwritten Offering Piggyback Request” has the meaning set forth in Section 2(e)(ii).

“Underwritten Piggyback Offering” has the meaning set forth in Section 2(e)(ii).

“Units” has the meaning given to such term in the Solaris LLC Agreement.

“VWAP” means, as of a specified date and in respect of Registrable Securities, the volume weighted average price for such security on the Trading Market for the five trading days immediately preceding, but excluding, such date.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections refer to Sections of this Agreement; (c) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof,” “hereto,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (h) references to any Person include such Person’s successors and permitted assigns; and (i) references to “days” are to calendar days unless otherwise indicated.

2. Registration.

(a) Resale Shelf Registration Statements.

(i) Within five (5) Business Days after the Filing Deadline for the Company’s first Annual Report on Form 10-K required to be filed with the Commission after the consummation of the Company’s initial public offering, the Company shall use its commercially reasonable efforts to prepare and submit or cause to be prepared and submitted with the Commission a DRS Submission of a Shelf Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders of all of the Registrable Securities held by the Holders through any method legally available to the Holders (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form S-1, and the Company shall use commercially reasonable efforts to convert the Form S-1 to a Form S-3 as soon as reasonably practicable after the Company is eligible to use Form S-3. The Company shall use commercially reasonable efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, but in no event later than five (5) Business Days after the Commission notifies the Company that it will not review the Resale Shelf Registration Statement, if applicable; provided that the Company will not be required to cause the initial Resale Shelf Registration Statement to be declared effective any earlier than 48 hours after it is publicly filed with the Commission and such five Business Day requirement shall be extended by a reasonable amount if a Holder provides a withdrawal notice during such period pursuant to section 2(b)(iv) hereunder. Once effective, subject to Section 3(o), the Company shall use commercially reasonable efforts to keep the Resale Shelf Registration Statement continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available, including, if the Company becomes a WSKI, to cause the Resale Shelf Registration Statement to be in the form of an Automatic Shelf Registration Statement for such purpose on Form S-3, or, if not available, to ensure that another Registration Statement is available, under the Securities Act at all times for the public resale of all of the Registrable Securities until the end of the Effectiveness Period. The Resale Shelf Registration Statement shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement, and the Company shall file with the Commission the final form of such Prospectus pursuant to Rule 424 (or successor thereto) under the Securities Act no later than the second Business Day after the Resale Shelf Registration Statement becomes effective. The Resale Shelf Registration Statement shall provide that the Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, the Holders. Without limiting the foregoing, subject to any comments from the Commission, each Registration Statement filed pursuant to this Section 2(a) shall include a “plan of distribution” approved by the Initial Holders or to which the Initial Holders have not objected after reasonable advance notice.

(ii) Registrations effected pursuant to this Section 2(a) shall not be counted as Demand Registrations effected pursuant to Section 2(b).

  (b) Demand Registration.

(i) At any time and from time to time, any Holder shall have the option and right, exercisable by delivering a written notice to the Company (a “Demand Notice”), to require the Company to, pursuant to the terms of and subject to the limitations contained in this Agreement, register under the Securities Act all or a portion of its Registrable Securities and to prepare and file with the Commission a Registration Statement, which shall include a Long-Form Registration Statement or a Short-Form Registration Statement, registering the offering and sale of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice (a “Demand Registration”); provided that the Company shall not be obligated to effect more than three Demand Registrations within any 12-month period if three Demand Registrations have been declared and ordered effective during such 12-month period and the Holders of Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included in such registrations. For the avoidance of doubt, a Requested Underwritten Offering shall not be subject to the limitation on the number of Demand Registrations in the immediately preceding sentence.  The Demand Notice must include such information regarding the Holder, the approximate number of Registrable Securities that the Initiating Holder intends to include in such Demand Registration and the intended methods of disposition thereof as shall be required to effect the registration of the sale of the Holder’s Registrable Securities.  In the event that the Company files a Form S-1 pursuant to any Demand Registration, the Company shall use commercially reasonable efforts to convert the Form S-1 to a Form S-3 as soon as reasonably practicable after the Company is eligible to use Form S-3.  Notwithstanding anything to the contrary herein, in no event shall the Company be required to effectuate a Demand Registration unless the Registrable Securities of the Holders and their respective Affiliates to be included therein have an aggregate value, based on the VWAP as of the date of the Demand Notice, of at least $20.0 million (the “Minimum Amount”).

(ii) The Company shall, subject to the limitations of this Section 2(b), use its commercially reasonable efforts to (i) prepare and file as expeditiously as possible, a Registration Statement in accordance with the terms and conditions of the Demand Notice and (ii) effect, as expeditiously as possible, the registration of all Registrable Securities requested by the Holders pursuant to such Demand Registration, subject to Section 2(f); provided that if a Demand Notice is sent to the Company prior to the expiration of the Lock-Up Period, the Company shall not be required to make any filing of a Registration Statement prior to the expiration of the Lock-Up Period. The Company shall use its commercially reasonable efforts to cause each Registration Statement filed pursuant to any Demand Registration to become effective under the Securities Act as soon as reasonably practicable following the initial filing thereof and to remain effective under the Securities Act until the expiration of the Effectiveness Period for such Registration Statement.

(iii) The Company may include in the Resale Shelf Registration Statement and any Demand Registration other Company Securities for sale for its own account or for the account of any other Person, subject to Section 2(f).

(iv) A Holder may withdraw all or any portion of its Registrable Securities included in the Resale Registration or a Demand Registration from the registration under the Resale Registration Statement (the “Resale Registration”) or such Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of a notice from the Initiating Holder that the Initiating Holder is withdrawing all of its Registrable Securities from the Demand Registration or a notice from a Holder to the effect that the Holder is withdrawing an amount of its Registrable Shares such that the remaining amount of Registrable Shares to be included in the Demand Registration is below the Minimum Amount, then the non-withdrawing Holders shall be permitted to include additional amounts of Registrable Securities in such Demand Registration, subject to Section 2(f), not in the aggregate in excess of the aggregate original amount of such Demand Registration so long as such additional amounts of Registrable Securities cause such Demand Registration to equal or exceed the Minimum Amount; provided that, if after undertaking the foregoing exercise, the remaining amount of Registrable Shares to be included in the Demand Registration is still below the Minimum Amount, then the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement.

(v) Subject to the limitations contained in this Agreement, the Company shall effect any Demand Registration on such appropriate Long-Form Registration Statement or Short-Form Registration Statement (A) as shall be selected by the Company after consultation with the Initiating Holder; provided that the Company will use its commercially reasonable efforts to make Short-Form Registration Statements available for the sale of Registrable Securities whenever the Company is permitted to use any applicable short-form (unless the managing underwriters (if any) of such offering requests that such Demand Registration be on a Long-Form Registration Statement and (B) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the Demand Notice; provided that if the Company is, at the time of its receipt of a Demand Notice, a WKSI, the Demand Registration shall be effected pursuant to an Automatic Shelf Registration Statement, which shall be on Form S-3 or any equivalent or successor form under the Securities Act (if available to the Company). If at any time a Registration Statement on Form S-3 is effective and a Holder provides written notice to the Company that it intends to effect an offering of all or part of the Registrable Securities included on such Registration Statement, the Company will amend or supplement such Registration Statement as may be necessary in order to enable such offering to take place.

(vi) Without limiting Section 3, in connection with the Resale Shelf Registration Statement and any Demand Registration pursuant to and in accordance with this Section 2(b), the Company shall (A) promptly prepare and file or cause to be prepared and filed (1) such additional forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents, as may be necessary or advisable to register or qualify the securities subject to the Resale Registration or such Demand Registration, including under the securities laws of such jurisdictions as the Holders shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would become subject to general service of process or to taxation or qualification to do business in such jurisdiction solely as a result of registration and (2) such forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents as may be necessary to apply for listing or to list the Registrable Securities subject to the Resale Shelf Registration Statement or such Demand Registration on the Trading Market and (B) do any and all other acts and things that may be reasonably necessary or appropriate or reasonably requested by the Holders to enable the Holders to consummate a public sale of such Registrable Securities in accordance with the intended timing and method or methods of distribution thereof.

(c) Shelf Take-Downs.

(i) At any time that the Resale Shelf Registration Statement is effective (subject to any contractual lock-up agreements then in effect), if a Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an offering from any such Registration Statement (a “Shelf Offering”) of all or part of its Registrable Securities included by it on such Registration Statement, whether such offering is underwritten or non-underwritten, and stating the number of its Registrable Securities to be included in the Shelf Offering, then the Company shall amend or supplement such Registration Statement and take such other reasonable actions, as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account the inclusion of Registrable Securities pursuant to Section 2(e)(ii)).

(ii) Notwithstanding anything to the contrary in this Agreement, no notice by the Company shall be required to be delivered to any other Holders in accordance with Section 2(e) in connection with any Take-Down Notice indicating that the Holder that delivered such Take-Down Notice intends to engage in a Non-Underwritten Block Trade. If the Company shall receive a request from any Holder that such Holder wishes to effect  a Non-Underwritten Block Trade, then the Company shall, as expeditiously as possible, use commercially reasonable efforts to facilitate the offering of such Registrable Securities for which such requesting Holder has requested in such Non-Underwritten Block Trade. Such commercially reasonable efforts shall include, without limitation, to the extent reasonably requested, obtaining so-called “comfort letters” from the Company’s independent public accountants and legal opinions of counsel to the Company, in customary form and covering such matters as are customarily covered by such letters and opinions.

(d) Requested Underwritten Offering. Any Holder then able to effectuate a Demand Registration pursuant to the terms of Section 2(b), or any Holder who has previously effectuated a Demand Registration pursuant to Section 2(b) but has not engaged in an Underwritten Offering in respect of such Demand Registration or any Holder then able to effectuate a Shelf Offering, in each case, shall have the option and right, exercisable by delivering written notice to the Company of its intention to distribute Registrable Securities by means of an Underwritten Offering (an “Underwritten Offering Notice”), to require the Company, pursuant to the terms of and subject to the limitations of this Agreement, to effectuate a distribution of any or all of its Registrable Securities by means of an Underwritten Offering pursuant to a new Demand Registration or pursuant to an effective Registration Statement covering such Registrable Securities (a “Requested Underwritten Offering”); provided that if the Requested Underwritten Offering (i) is pursuant to a new Demand Registration, then the Registrable Securities of such Initiating Holder requested to be included in such Requested Underwritten Offering have an aggregate value of at least equal to 50% of the Minimum Amount as of the date of such Underwritten Offering Notice and Registrable Securities including pursuant to Section 2(e)(ii) are reasonably expected to result in such Requested Underwritten Offering having an aggregate value at least equal to the Minimum Amount, and (ii) is pursuant to a Shelf Offering, then the Registrable Securities requested to be included in such Requested Underwritten Offering (including any Registrable Securities included pursuant to Section 2(e)(ii)) is reasonably expected to result in aggregate gross proceeds in excess of $10.0 million. The Underwritten Offering Notice must set forth the number of Registrable Securities that the Holder intends to include in such Requested Underwritten Offering. The managing underwriter or managing underwriters of a Requested Underwritten Offering shall be designated and selected by the Initiating Holders that is selling more than 50% of Registrable Securities included in the applicable Requested Underwritten Offering, subject to the Company’s approval which shall not be unreasonably withheld, conditioned or delayed; provided, however, if no Initial Holder is selling more than 50% of the Registrable Securities in such a Requested Underwritten Offering, then such Initial Holders shall collaborate and jointly designated and select the underwriter. Notwithstanding the foregoing, the Company is not obligated to effect a Requested Underwritten Offering that would launch within 60 days after the closing of an Underwritten Offering.

(e) Piggyback Registration and Piggyback Underwritten Offering.

(i) If the Company shall at any time propose to file a registration statement under the Securities Act with respect to an offering of Class A Common Stock (other than a registration statement on Form S-4, Form S-8 or any successor forms thereto or filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan), whether or not for its own account (including pursuant to any Demand Registration), then the Company shall promptly notify in writing all Holders of its intention to effect such a registration (the “Piggyback Registration Notice”). The Piggyback Registration Notice shall offer Holders the opportunity to include for registration in such registration statement the number of Registrable Securities as they may request in writing (a “Piggyback Registration”). Subject to the last sentence of this Section 2(e)(i) and Section 2(f), the Company shall include in such Piggyback Registration such Registrable Securities for which the Company has received written requests for inclusion therein (“Piggyback Registration Request”) within the five Business Days after sending the Piggyback Registration Notice. Each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration by giving written notice to the Company of its request to withdraw; provided that (A) such request must be made in writing prior to the effectiveness of such registration statement and (B) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the Piggyback Registration as to which such withdrawal was made. Any withdrawing Holder shall continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of Class A Common Stock, all upon the terms and conditions set forth herein.

The Company shall have the right to terminate or withdraw any Piggyback Registration initiated by it for its own account under this Section 2(e) at any time in its sole discretion whether or not any Holder has elected to include Registrable Securities in such Registration Statement. The Registration Expenses and Selling Expenses of such withdrawn registration shall be borne by, and the Company shall pay, all Registrations Expenses and Selling Expenses incurred in connection with such Piggyback Registration. Further, the Registration Expenses of the Holders shall be paid by the Company in all such Piggyback Registrations, whether or not any such Piggyback Registration becomes effective.

(ii) If the Company shall at any time propose to conduct an Underwritten Offering, whether or not for its own account (including any Requested Underwritten Offering), then the Company shall promptly notify in writing all Holders of such proposal reasonably in advance of  the commencement of the offering, which notice shall set forth the principal terms and conditions of the issuance, including the proposed offering price (or range of offering prices), the anticipated filing date of the related registration statement (if applicable) and the number of shares of Class A Common Stock that are proposed to be registered (the “Underwritten Offering Piggyback Notice”). Receipt of any Underwritten Offering Piggyback Notice required to be provided in this Section 2(e)(ii) to Holders shall be confirmed and kept confidential by the Holder until such proposed Underwritten Offering is (i) publicly announced or (ii) such Holder receives notice that such proposed Underwritten Offering has been abandoned, which such notice shall be provided promptly by the Company to each Holder. The Underwritten Offering Piggyback Notice shall offer Holders the opportunity to include in such Underwritten Offering (and any related Registration Statement filing or preliminary prospectus supplement or prospectus supplement filing) the number of Registrable Securities as they may request in writing (an “Underwritten Piggyback Offering”). The Company shall use commercially reasonable efforts to include in each such Underwritten Piggyback Offering such Registrable Securities for which the Company has received written requests for inclusion therein (“Underwritten Offering Piggyback Request”) within the two Business Days after sending the Underwritten Offering Piggyback Notice. Each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from an Underwritten Piggyback Offering at any time immediately prior to the time of pricing of the Underwritten Piggyback Offering and, thereafter, if a Holder disapproves of the terms of any such Piggyback Underwritten Offering (including the price and timing of such Piggyback Underwritten Offering) prior to the commencement of any such Underwritten Piggyback Offering, and nothing herein shall grant the Company any power of attorney with respect thereto and each Holder retains the rights to except the terms of any such Piggyback Underwritten Offering prior to its commencement. Such Holder shall continue to have the right to include any Registrable Securities in any subsequent Underwritten Offerings, all upon the terms and conditions set forth herein.

(f) Priority in Registrations. If the managing underwriter or managing underwriters of an Underwritten Offering advise the Company and the Holders in writing, based on prevailing market precedents and public investor interactions that the inclusion of all of the Holders’ Registrable Securities requested for inclusion in the subject Underwritten Offering (and any related registration, if applicable) (and any other Class A Common Stock proposed to be included in such offering) exceeds the maximum number that can be included without materially and adversely affecting the marketability of the securities offered, the Company shall include in such Underwritten Offering (and any related registration, if applicable) only that number of shares of Class A Common Stock proposed to be included in such Underwritten Offering (and any related registration, if applicable) that, in the written opinion of the managing underwriter or managing underwriters, will not have such material and adverse effect, with such number to be allocated as follows: (A) in the case of a Requested Underwritten Offering or Demand Registration or Shelf Offering that is otherwise an Underwritten Offering, (1) first, pro-rata among all Holders that have requested to include Registrable Securities in such Underwritten Offering based on the relative number of Registrable Securities then held by each such Holder, (2) second, if there remains availability for additional shares of Class A Common Stock to be included in such Underwritten Offering, to the Company, and (3) third, if there remains availability for additional shares of Class A Common Stock to be included in such Underwritten Offering, to any other holders entitled to participate in such Underwritten Offering, if applicable, based on the relative number of shares of Class A Common Stock then held by each such holder; and (B) in the case of any other Underwritten Offerings, (x) first, to the Company, (y) second, if there remains availability for additional shares of Class A Common Stock to be included in such Underwritten Offering, pro-rata among all Holders desiring to include Registrable Securities in such Underwritten Offering based on the relative number of Registrable Securities then held by each such Holder, and (z) third, if there remains availability for additional shares of Class A Common Stock to be included in such registration, pro-rata among any other holders entitled to participate in such Underwritten Offering, if applicable, based on the relative number of Class A Common Stock then held by each such holder; provided that, if any Management Shareholder proposes to include in the subject Underwritten Offering over 50% of the Registrable Securities held by such Management Shareholder as of the date of such Underwritten Offering and the managing underwriter(s) of such Underwritten Offering advise the Company and the Holders in writing, based on prevailing market precedents and public investor interactions, that participation in the Underwritten Offering by such Management Shareholder at the level proposed would materially and adversely affect the marketability of the securities offered, then Registrable Securities proposed to be included in such Underwritten Offering in excess of 50% of the Registrable Securities held by such Management Shareholder as of the date of such Underwritten Offering may be excluded from such offering below the proposed level, even if such exclusion would not treat such Management Shareholder on a pro rata basis. If any Holder disapproves of the terms of any such Underwritten Offering (including the price and timing of such Underwritten Offering), such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s) delivered prior to the time of the pricing of such offering. Any Registrable Securities withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(g) Opt-Out Notices. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of the proposed filing of any Underwritten Offering (including any Underwritten Piggyback Offering), the withdrawal of any Underwritten Offering (including any Underwritten Piggyback Offering) or any event that would lead to a Blackout Period as contemplated by Section 3(o); provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not deliver to such Holder any notice that would otherwise be required to be delivered pursuant to this Section 2.  In the event such Holder revokes its Opt-Out Notice in writing and a notice of a Blackout Period was previously delivered (or would have been delivered but for the provisions of this Section 2(g)) and the Blackout Period remains in effect, the Company will so notify such Holder promptly by delivering to such Holder a copy of such previous notice of such Blackout Period, and thereafter will provide such Holder with the related notice of the conclusion of such Blackout Period as soon as reasonably practicable upon its availability.

3. Registration and Underwritten Offering Procedures.

In addition to the other procedures and matters set forth in this Agreement, the procedures to be followed by the Company and each Holder electing to sell Registrable Securities in a Registration Statement pursuant to this Agreement, and the respective rights and obligations of the Company and such Holders, with respect to the preparation, filing and effectiveness of such Registration Statement and the effectuation of any Underwritten Offering, Demand Registration or Shelf Offering are as follows:

(a) The Company will, within a reasonable period  prior to, and in any event with respect to each of the Major Shareholders at least two (2) Business Days prior to, the anticipated filing of any Registration Statement and any related Prospectus or any amendment or supplement thereto relating to any Registrable Securities (other than, after effectiveness of the Registration Statement, any filing made under the Exchange Act that is incorporated by reference into the Registration Statement), (i) furnish to such Holders copies of all such documents prior to filing and (ii) use commercially reasonable efforts to address in each such document when so filed with the Commission such comments as such Holders or their respective counsel reasonably shall propose prior to the filing thereof.

(b) The Company will use commercially reasonable efforts to promptly (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for its Effectiveness Period and, subject to the limitations contained in this Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders; (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as practicable provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to such Holders as selling stockholders but not any comments that would result in the disclosure to such Holders of material and non-public information concerning the Company.

(c) The Company will use its commercially reasonable efforts to comply with the provisions, rules and regulations of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules thereunder (including Rule 158 under the Securities Act).

(d) The Company will use its commercially reasonably efforts to ensure that (i) any prospectus or free writing prospectus (when taken together with the Registration Statement and prospectus and the documents incorporated by reference therein) utilized in connection with any Registration Statement or registration or offering hereunder (A) complies in all material respects with the applicable requirements under the Securities Act, (B) is filed in accordance with the Securities Act to the extent required thereby and is retained in accordance with the Securities Act to the extent required thereby, and (C) will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) any registration statement filed and effective in connection with any Registration Statement or registration or offering hereunder, when taken together with the related prospectus (including the documents incorporated by reference therein), at the time of its effectiveness under the Securities Act, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) The Company will notify such Holders who are included in a Registration Statement: (i) (A) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement in which such Holder is included has been filed; (B) when the Commission notifies the Company whether there will be a “review” of the applicable Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each of such Holders that pertain to such Holders as selling stockholders); and (C) with respect to each applicable Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Company shall be required pursuant to this clause (v) in the event that the Company either promptly files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading).

(f) The Company will use commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable, or if any such order or suspension is made effective during any Blackout Period or Suspension Period, as promptly as reasonably practicable after such Blackout Period or Suspension Period is over.

(g) During the Effectiveness Period, the Company will furnish to each such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system, and, during the term of this Agreement, such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder.

(h) The Company will promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) authorized by the Company for use and each amendment or supplement thereto as such Holder may reasonably request during the Effectiveness Period.

(i) The Company will cause all such Registrable Securities to be listed or quoted on each securities exchange on which similar securities issued by the Company are then listed or quoted or, if no Registrable Securities or similar securities are then so listed, use commercially reasonable efforts to, either, at the Company’s election, (i) cause all such Registrable Securities to be listed on a national securities exchange or (ii) to arrange for at least two (2) market makers to register as such with respect to such shares with FINRA.

(j) The Company will provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the Registration Statement. The Company will cooperate with such Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request in writing. In connection therewith, if required by the Company’s transfer agent, the Company will promptly, after the Effective Date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder of such Registrable Securities under the Registration Statement.

(k) Upon the occurrence of any event contemplated by Section 3(e)(v), the Company will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l) With respect to Underwritten Offerings, (i) the right of any Holder to include such Holder’s Registrable Securities in an Underwritten Offering shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (ii) each Holder participating in such Underwritten Offering agrees to enter into an underwriting agreement in customary form and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to select the managing underwriter or managing underwriters hereunder and (iii) each Holder participating in such Underwritten Offering agrees to complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents customarily and reasonably required under the terms of such underwriting arrangements; provided that no such Person shall be required to undertaken any indemnification obligations to the Company that are materially more burdensome than those provided in Section 6. The Company hereby agrees with each Holder that, in connection with any Underwritten Offering in accordance with the terms hereof, it will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using all commercially reasonable efforts to procure customary legal opinions and auditor “comfort” letters. In the case of an Underwritten Offering initiated in response to a Demand Registration or Shelf Offering (including a Requested Underwritten Offering), the price, underwriting discount and other financial terms shall be determined by the Holders of a majority of the Registrable Securities included in the Demand Registration or Shelf Offering. Notwithstanding the foregoing, if, in connection with any Underwritten Offering, the managing underwriter requests that any Holder enter into any lock-up agreement, (A) no Holder who is not participating in the Underwritten Offering shall be required to enter into such lock-up agreement unless all Holders of greater than 5% of the outstanding Common Stock and all directors and executive officers of the Company are subject to substantially the same restrictions and (B) in the event that the managing underwriter or the Company permit any discretionary waiver or termination of the restrictions of any lock-up agreement pertaining to any other Holder, the other Holders party to such lock-up agreements shall be released from any lock-up agreement to the same extent as such other Holder.

(m) In the case of an Underwritten Offering, the Company shall use its commercially reasonable efforts to cause its directors and executive officers to enter into a customary lockup agreement if requested by the underwriters managing the offering providing that such directors and executive officers will not effect any sale, transfer or distribution of Company equity securities, or any securities, options or rights convertible into or exchangeable or exercisable for such securities during a specified period of time, in each case subject to carve-outs and exceptions as acceptable by the underwriters managing the offering; provided that such lockup agreement shall not be more restrictive than the lockup agreement delivered by the Initial Holders to the underwriters. In addition, the Company shall enter into a customary lockup agreement if requested by the underwriters managing the offering providing that the Company shall not file any registration statement for a public offering or cause any such registration statement to become effective, or effect any public sale or distribution of its equity securities, or any securities, options or rights convertible into or exchangeable or exercisable for such securities during the foregoing period, in each case subject to carve-outs and exceptions as acceptable by the underwriters managing the offering.

(n) For a reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period, the Company will make available, upon reasonable notice at the Company’s principal place of business or such other reasonable place, for inspection during normal business hours by a representative or representatives of the selling Holders, the managing underwriter or managing underwriters and any attorneys or accountants retained by such selling Holders or underwriters, all such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless disclosure of such information is required by court or administrative order or, in the opinion of counsel to such Person, law, in which case, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure.

(o) Notwithstanding any other provision of this Agreement, the Company shall not be required to file a Registration Statement (or any amendment thereto) or effect a Requested Underwritten Offering (or, if the Company has filed a Shelf Registration Statement and has included Registrable Securities therein, the Company shall be entitled to suspend the offer and sale of Registrable Securities pursuant to such Registration Statement) for a period of up to 60 days if (i) the Board determines such registration would render the Company unable to comply with applicable securities laws, (ii) the Board determines such registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (iii) the Board determines such registration is reasonably likely to adversely affect any material financing, acquisition, corporate reorganization or merger or other material transaction or event involving the Company or otherwise have a material adverse effect on the Company (any such period, a “Blackout Period”). Notwithstanding anything to the contrary in this Agreement, in no event shall any Blackout Periods and any Suspension Periods continue for more than 90 days in the aggregate during any 365-day period.

(p) In connection with an Underwritten Offering, the Company shall use all commercially reasonable efforts to provide to each Holder named as a selling securityholder in any Registration Statement a copy of any auditor “comfort” letters or customary legal opinions, in each case that have been provided to the managing underwriter or managing underwriters in connection with the Underwritten Offering, not later than the Business Day prior to the effective date of such Registration Statement.

(q) The Company will enter into such customary agreements (including underwriting agreements in customary form) and perform the Company’s obligations thereunder and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

(r) The Company will use its commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities.

(s) The Company will use its commercially reasonable efforts to make available the executive officers of the Company to participate with the holders of Registrable Securities and any underwriters in any “road shows” or other selling efforts that may be reasonably requested by the holders in connection with the methods of distribution for the Registrable Securities; provided that, beginning after the date that is the one-year anniversary of the Company’s consummation of its initial public offering, the executive officers of the Company shall not be obligated to participate in more than one multi-day marketed roadshow per 365-day period.

(t) The Company will cooperate with the sellers of Registrable Securities covered by the registration statement and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or such holders may request.

(u) The Company will if requested by the managing underwriter(s) or any holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter(s) or such holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment.

(v) If the Company does not pay the filing fee covering the Registrable Securities at the time any Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold.

(w) The Company will reasonably cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.

(x) If any registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if in such holder’s sole and exclusive judgment, such holder is or might be deemed to be an underwriter or a controlling person of the Company, such holder shall have the right to (i) require the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, require the deletion of the reference to such holder; provided that with respect to this clause (ii), if requested by the Company, such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

(y) In the event a Holder transfers Registrable Securities included on a Registration Statement and such Registrable Securities remain Registrable Securities following such transfer, at the request of such Holder, the Company shall amend or supplement such Registration Statement as may be necessary in order to enable such transferee to offer and sell such Registrable Securities pursuant to such Registration Statement; provided that in no event shall the Company be required to file a post-effective amendment to the Registration Statement unless (A) such Registration Statement includes only Registrable Securities held by the Holder, Affiliates of the Holder or transferees of the Holder or (B) the Company has received written consent therefor from all Persons for whom Registrable Securities have been registered on (but not yet sold under) such Registration Statement, other than the Holder, Affiliates of the Holder or transferees of the Holder.

4. No Inconsistent or Superior Agreements. The Company shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities that is superior to or inconsistent with or that in any way violates or subordinates the rights granted to the Holders by this Agreement.  The Company’s entry into any such agreement shall require the prior written consent of Holders that hold a majority of the Registrable Securities as of such time.

5. Registration Expenses. All Registration Expenses in connection with any Demand Registration, any Shelf Registration Statement (including the Resale Shelf Registration Statement, Shelf Offering, Requested Underwritten Offering, Piggyback Registration or Underwritten Piggyback Offering (in each case, excluding any Selling Expenses), whether or not the applicable Registration Statement becomes effective and whether or not any Registrable Securities are sold pursuant to the applicable Registration Statement, as well as all expenses incurred in performing or complying with the Company’s other obligations under this Agreement, shall be borne by the Company. “Registration Expenses” shall include, without limitation, (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the Trading Market and (B) in compliance with applicable state securities or “Blue Sky” laws), (ii) printing expenses (including expenses of printing certificates for Company Securities and of printing Prospectuses if the printing of Prospectuses is reasonably requested by a Holder of Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel, auditors and accountants for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (vii) all expenses relating to marketing the sale of the Registrable Securities, including expenses related to conducting a “road show.”

The Company shall have no obligation to pay any Selling Expenses other than any Selling Expenses attributable to the securities it sells for its own account. The Selling Expenses of any Holder shall be borne by the applicable Holder participating in any Demand Registration, any Shelf Registration Statement (including the Resale Shelf Registration Statement) Shelf Offering, Requested Underwritten Offering, Piggyback Registration or Underwritten Piggyback Offering; provided, however, that the Company shall pay the reasonable fees and disbursements of one counsel for the Holders, up to an aggregate amount in each instance of $100,000, as well as the reasonable fees and disbursements of up to one additional counsel retained by any Major Shareholder who holds Registrable Securities solely for the purpose of rendering a legal opinion on behalf of such Major Shareholder in connection with an Underwritten Offering or any offering where the underwriter(s) or broker dealer(s) request an opinion covering such Major Shareholder, up to an aggregate amount in each instance of $25,000 for the reasonable fees and disbursement of each such additional counsel. In addition, the Company shall be responsible for all of its own expenses incurred on its behalf in connection with the preparation of this Agreement (including expenses payable to third parties and including all salaries and expenses of their officers and employees performing legal or accounting duties and fees of counsel to the Company), and each Holder shall be responsible for all of its own expenses incurred on its behalf in connection with the preparation of this Agreement (including fees of counsel to such Holder).

6. Indemnification.

(a) The Company shall indemnify and hold harmless each Holder, its Affiliates and each of their respective officers, employees and directors and any agent or representative thereof (collectively, “Holder Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Holder Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, in any preliminary prospectus (if the Company authorized the use of such preliminary prospectus prior to the Effective Date), or in any summary or final prospectus or free writing prospectus (if such free writing prospectus was authorized for use by the Company) or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable to any Holder Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder Indemnified Person specifically for use in the preparation thereof. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. This indemnity shall be in addition to any liability the Company may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder Indemnified Person or any indemnified party and shall survive the transfer of such securities by such Holder. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) in such form as shall be reasonably acceptable to such underwriters. Notwithstanding anything to the contrary herein, the indemnification and contribution by any such party provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director, employee, agent, each Person who participates as an underwriter in the offering or sale of securities or controlling Person of such indemnified party, and this Section 6 shall survive any termination or expiration of this Agreement indefinitely.

(b) In connection with any Registration Statement in which a Holder participates, such Holder shall, severally and not jointly, indemnify and hold harmless the Company, its Affiliates and each of their respective officers, employees directors and any agent  or representative thereof, to the fullest extent permitted by applicable law, from and against any and all Losses as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, in any preliminary prospectus (if used prior to the Effective Date of such Registration Statement), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to the Holder furnished in writing to the Company by such Holder for use therein. This indemnity shall be in addition to any liability such Holder may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party. In no event shall the liability of any selling Holder under such indemnification obligation be greater in amount than the dollar amount of the proceeds received by such Holder from the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

(d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the untrue or alleged untrue statement of a material fact or the omission to state a material fact that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of fraudulent misrepresentation.

7. Facilitation of Sales Pursuant to Rule 144. At all times after the Company has filed a Registration Statement with the Commission pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall use it reasonable best efforts to (i) timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144) to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act pursuant to Rule 144, (ii) cooperate with the Holders to cause the transfer agent to remove any restrictive legend on certificates evidencing Registrable Securities in connection with any proposed sale pursuant to Rule 144, and (iii) cooperate with any Holder and take such further actions as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. In furtherance of the foregoing, so long as any party hereto owns any Registrable Securities, the Company will furnish to such Person forthwith upon reasonable request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time commencing ninety (90) days after the effective date of the first registration filed by the Company for an offering of the Company’s securities to the general public), the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act).

8. Miscellaneous.

(a) Remedies. In the event of actual or potential breach by the Company of any of its obligations under this Agreement, each Holder will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Discontinued Disposition. Subject to the last sentence of Section 3(o), each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (ii) through (v) of Section 3(e), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement as contemplated by Section 3(k) or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed (which shall be provided no later than one Business Day, following the conclusion of the event causing the Suspension Period), and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement (a “Suspension Period”). Upon the occurrence of any such Suspension Period, the Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective or to amend or supplement the registration statement on a post effective basis or to take such action as is necessary to make resumed use of the Registration Statement. In the event that the Company has given any such notice, the applicable time period during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 8(b) to and including the date of receipt by the Holders of the notice that the Suspension Period has ended and when each Holder of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3(k). The Company may provide appropriate stop orders to enforce the provisions of this Section 8(b).

(c) Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and Holders that hold a majority of the Registrable Securities as of the date of such waiver or amendment; provided, that any waiver or amendment that would have a disproportionate adverse effect on a Holder relative to the other Holders shall require the consent of such Holder, except as provided in Section 4. The Company shall provide prior notice to all Holders of any proposed waiver or amendment. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right. To the extent the Company is unable to comply with any covenant hereunder due to the inaction, non-response, delay, or non-compliance of any Holder, then, for all purposes under this Agreement with respect to each such Holder, the Company shall not be deemed to be in breach, non-compliance or contravention of such covenant; provided the Company shall use commercially reasonable efforts to perform its obligations under this Agreement with respect to all other Holders.

(d) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Section 8(d) prior to 5:00 p.m. Central Time on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Agreement later than 5:00 p.m. Central Time on any date and earlier than 11:59 p.m. Central Time on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service (iv) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Aris Water Solutions, Inc. Attention: Brenda R. Schroer 9811 Katy Freeway, Suite 700 Houston, Texas 77024 Electronic mail: brenda.schroer@solariswater.com

With copy to:	Gibson, Dunn & Crutcher LLP Attention: Hillary H. Holmes 811 Main Street Suite 3000 Houston, Texas 77002 Electronic mail: hholmes@gibsondunn.com

If to any Person who is then the registered Holder:	To the address of such Holder as it appears on the signature page hereto or such other address as may be designated in writing by such Holder.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as provided in this Section 8(e), this Agreement, and any rights or obligations hereunder, may not be assigned without the prior written consent of the Company (acting through the Board of Directors) and the Holders. Notwithstanding anything in the foregoing to the contrary, the rights of a Holder pursuant to this Agreement with respect to all or any portion of its Registrable Securities may be assigned without such consent (but only with all related obligations) with respect to such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by such Holder to a transferee of such Registrable Securities; provided (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Agreement. The Company may not assign its rights or obligations hereunder without the prior written consent of the Holders.

(f) No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give any Person, other than the parties hereto or their respective successors and permitted assigns, any legal or equitable right, remedy, claim or benefit under or in respect of this Agreement.

(g) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.

(h) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. Each of the Parties irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in in the Borough of Manhattan in the City of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each Party anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the Parties irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(i) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law or contract.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k) Adjustments Affecting-Registrable Securities. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, splits, recapitalizations or similar transactions occurring after the date of this Agreement.

(l) Independent Nature of Each Holder’s Obligations. The obligations of each holder of Registrable Securities under this Agreement are several and not joint, and no holder of Registrable Securities shall be responsible in any way for the performance of the obligations of any other holder of Registrable Securities under this Agreement. Nothing contained herein, and no action taken by any holder of Registrable Securities pursuant hereto, shall be deemed to constitute such Holder as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the holders of Registrable Securities are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.

(m) Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written.

(n) Termination. Except for Section 6, this Agreement shall terminate as to any Holder, when all Registrable Securities held by such Holder no longer constitute Registrable Securities.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

ARIS WATER SOLUTIONS, INC.

By:
Name:
Title:

SOLARIS MIDSTREAM HOLDINGS, LLC

By:
Name:
Title:

Signature Page to Registration Rights Agreement

HOLDERS:

[•]

Signature Page to Registration Rights Agreement